Exhibit 99


CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002



     The undersigned, Stewart E. McClure, Jr. and Gerard Riker hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Somerset Hills Bancorp (the "Company");

To the best of their knowledge, the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company



By: /s/  Stewart E. McClure, Jr.
    ----------------------------
    STEWART E. MCCLURE, JR.
    President and
    Chief Executive Officer


Date: December 24, 2002



By: /s/  Gerard Riker
    -----------------
    GERARD RIKER
    Executive Vice President and
    Chief Financial Officer

Date: December 24, 2002